UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 12, 2025
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AKEBIA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-2098
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

As previously disclosed, on May 24, 2023, Akebia Therapeutics, Inc. (the “Company”) and MEDICE Arzneimittel Putter GmbH & Co. KG (“Medice”) entered into a License Agreement (the “License Agreement”) pursuant to which the Company granted to Medice an exclusive license to develop and commercialize Vafseo for the treatment of anemia in patients with chronic kidney disease in Europe and certain other countries.

On November 12, 2025, the Company and Medice entered into Amendment #1 to License Agreement (the “Amendment”). Pursuant to the Amendment, the Company agreed to supply vadadustat drug substance (“Drug Substance”) to Medice pursuant to the terms of a supply agreement dated concurrently with the Amendment and granted Medice the right to manufacture Vafseo tablets using the Drug Substance to be supplied by the Company. In addition, the Amendment provides that any know-how or patent rights arising out of Medice’s manufacture of Vafseo tablets will be owned by the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2025.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: November 17, 2025	By:	/s/ John P. Butler
Name: John P. Butler
Title: President and Chief Executive Officer